UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

March 8, 2023

Date of report (Date of earliest event reported)

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Agile Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-36464	23-2936302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

, New Jersey
500 College Road East, Suite 310 Princeton, New Jersey (Address of principal executive offices)	08540 (Zip Code)

Registrant's telephone number, including area code (609) 683-1880 (Former name or former address, if changed since last report) ________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AGRX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2023, Ajit Shetty, Ph.D. informed the Board of Directors (the “Board”) of Agile Therapeutics, Inc. (the “Company”) that he would not stand for re-election as a Class III director at the upcoming annual meeting of stockholders of the Company for 2023 (the “Annual Meeting”). The Company does not intend to fill Dr. Shetty’s seat on the Board and therefore the size of the Board will be reduced to six directors following the Annual Meeting. The Company expressed gratitude to Dr. Shetty for his contributions to the Board and the Company. Dr. Shetty’s departure is not related to any disagreement with the Company or the Board regarding any matter related to the Company’s operations, policies or practices. The Board is evaluating how it intends to fill Dr. Shetty’s committee assignments.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At a special meeting of stockholders (the “Special Meeting”) of the Company held on March 9, 2023, the following proposals were submitted to the stockholders of the Company:

Proposal 1:

Approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to, at the discretion of the Board, effect a reverse stock split with respect to the Company’s issued and outstanding Common Stock, at a ratio of 1-for-20 to 1-for-50, at any time prior to June 30, 2023 with the exact ratio to be determined within that range at the discretion of the Board and included in a public announcement.

Proposal 2:	Approve an adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes in favor for Proposal 1.

For more information about the foregoing proposals, see the Company’s Proxy Statement for the Special Meeting. At the Special Meeting, there were, represented in person (virtually) or by proxy, stockholders holding 19,956,336 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), representing 42.88% of the total number of shares of the Common Stock outstanding and entitled to vote at the Special Meeting, such percentage constituting a quorum. On February 8, 2023, the record date for the Special Meeting, there were 46,538,250 shares of Common Stock outstanding and 46,538.250 shares of the Company’s Series C preferred stock, par value $0.0001 per share (the “Series C Preferred Stock”). Each share of Common Stock was entitled to one (1) vote per share and each share of Series C Preferred Stock was entitled to 1,000,000 votes per share. The number of votes cast for, against, or withheld, as well as abstentions and broker non-votes, if applicable, in respect of each such proposal is set forth below:

Proposal 1:	Amendment to Amended and Restated Certificate of Incorporation

The Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s outstanding shares of common stock by a ratio of any whole number between 1-for-20 and 1-for-50, at any time prior to June 30, 2023, with the exact ratio to be set within that range at the discretion of the Board, and included in a public announcement.

Votes For	Votes Against	Votes Abstaining
11,916,140,411	7,889,916,378	99,646,547

Proposal 2:Adjournment of Special Meeting

Since there were sufficient votes at the time of the Special Meeting to approve the amendment to the Company’s certificate of incorporation, the proposal to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies was not called for at the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agile Therapeutics, Inc.

Dated: March 14, 2023	By:	/s/ Alfred Altomari
	Name:	Alfred Altomari
	Title:	Chairman and Chief Executive Officer